As filed with the Securities and Exchange Commission on October 7, 1999

                                                      Registration No. 333-81193

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               Firstar Corporation
             (Exact name of registrant as specified in its charter)

            Wisconsin                                         39-1940778
  (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

      777 East Wisconsin Avenue,
       Milwaukee, Wisconsin                                      53202
(Address of Principal Executive Offices)                      (Zip code)

        MERCANTILE BANCORPORATION INC. 1982 STOCK OPTION PLAN, AS AMENDED

              MERCANTILE BANCORPORATION INC. 1987 STOCK OPTION PLAN

     MERCANTILE BANCORPORATION INC. 1991 EMPLOYEE INCENTIVE PLAN, AS AMENDED

    MERCANTILE BANCORPORATION INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

               MERCANTILE BANCORPORATION INC. AMENDED AND RESTATED
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

               MERCANTILE BANCORPORATION INC. AMENDED AND RESTATED
                      VOLUNTARY DEFERRED COMPENSATION PLAN

               MERCANTILE BANCORPORATION INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED

 MERCANTILE BANCORPORATION INC. VOLUNTARY DEFERRED COMPENSATION PLAN FOR
                 NON-EMPLOYEE AFFILIATE AND ADVISORY DIRECTORS

 MERCANTILE BANCORPORATION INC. HORIZON INVESTMENT AND SAVINGS PLAN, AS AMENDED

          MERCANTILE BANCORPORATION INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                             Jennie P. Carlson, Esq.
              Senior Vice President, General Counsel and Secretary
                               Firstar Corporation
                           777 East Wisconsin Avenue,
                              Milwaukee, Wisconsin
                     (Name and address of agent for service)
                                 (414) 765-4321
          (Telephone number, including area code, of agent for service)

                                    copy to:

                             Edward D. Herlihy, Esq.
                         Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                            New York, New York 10019
                                 (212) 403-1000

--------------------------------------------------------------------------------
                             Amending the Prospectus

                                EXPLANATORY NOTE

       This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-81193 which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of Mercantile Bancorporation Inc., a Missouri corporation ("Mercantile") with and into Firstar Corporation, a Wisconsin corporation ("Firstar"). The Original Registration Statement as amended by this Post-Effective Amendment No. 1 is referred to herein as the "Registration Statement". In connection with the filing of the Original Registration Statement, 376,380,000 shares of Firstar common stock, par value $0.01 per share, (the "Firstar Common Stock"), along with related Preferred Share Purchase Rights (the "Rights"), were registered with the Securities and Exchange Commission (the "Commission") and the applicable filing fee was paid. The terms of the Rights are as set forth in the Rights Agreement, dated as of November 23, 1998, between Firstar and Firstar Bank Milwaukee N.A., as rights agent thereunder. The number of shares so registered pursuant to the Original Registration Statement were those shares which are expected to be distributed to the holders of Mercantile common stock, par value $1.00 per share (the "Mercantile Common Stock"), in connection with the Merger and those shares which are necessary to be distributed, or reserved for issuance, to Mercantile employees and directors in connection with certain employee benefit plans of Mercantile in effect at the time of the Merger as listed on the cover of this Post-Effective Amendment No. 1 (the "Mercantile Plans"). Pursuant to the terms of the Merger, all outstanding Mercantile employee and director stock options exercisable for Mercantile Common Stock under the Mercantile Plans are to be converted into stock options exerciseable for Firstar Common Stock after the effective time of the Merger based on a formula which will be described in the offering material sent to holders of Mercantile stock options. In addition, modifications will be made in the other Mercantile Plans to provide for the issuance of Firstar Common Stock in lieu of Mercantile Common Stock, as provided in the relevant plan, after the effective time of the Merger; updated offering materials also will be sent to participants in these plans.

     PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

      The following documents heretofore filed by Firstar (File No. 1-14653) with the Commission are incorporated by reference in the Registration Statement:

           (a) Firstar's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (excluding the report, dated January 11, 1999, of Arthur Andersen LLP set forth in Exhibit 13 thereto);

           (b) Firstar's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

           (c)  Firstar's Current Reports on Form 8-K dated March 16, 1999
         (as amended by Form 8-K/A, filed April 2, 1999), May 4, 1999 (as amended by Form 8-K/A, filed May 19, 1999), May 20, 1999, July 13, 1999, July 19, 1999, July 20, 1999, September 21, 1999 and October 5,
         1999;

          (d) the description of Firstar Common Stock contained in the Firstar Current Report on Form 8-K dated November 20, 1998, including any amendment or report filed for the purpose of updating such description;

          (e) the description of Firstar's Rights included in its Registration Statement on Form 8-A dated December 1, 1998; and

          (f) the Joint Proxy Statement/Prospectus of Firstar and Mercantile dated June 21, 1999.

      The following documents heretofore filed by Mercantile (File No. 1-11792) with the Commission are incorporated by reference in the Registration Statement:

          (a) Mercantile's Annual Report on Form 10-K for the year ended December 31,1998;

          (b) Mercantile's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

          (c)   Mercantile's Current Report on Form 8-K dated May 4, 1999.

      All documents filed by Firstar or any Mercantile Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities

      This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

      The validity of the shares of Firstar Common Stock offered hereby has been passed upon for Firstar by Emily Canedo, Esq., of Firstar.

      The consolidated financial statements of Firstar and its subsidiaries incorporated herein by reference to the Firstar Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance on the report of such firm with respect to those financial statements (which report was filed as Exhibit
99.9 to the Original Registration Statement, and is incorporated herein by reference), given upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Mercantile and its subsidiaries incorporated herein by reference to the Mercantile Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance on the report of such firm with respect to those financial statements, given upon the authority of said firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers

      Firstar is a Wisconsin corporation. Under Section 851 of the Wisconsin Business Corporation Law (the "WBCL"), a Wisconsin corporation must indemnify its directors and officers against liability incurred by the director or officer in a proceeding to which the indemnified person was a party because he or she is a director or officer, unless liability was incurred because a director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure constitutes any of the following:

          o a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

          o a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

          o a transaction from which the director or officer derived an improper personal benefit; or

          o    willful misconduct.

      The Firstar by-laws provide for indemnification of directors and officers to the fullest extent permitted by the WBCL and set forth additional procedural requirements for indemnification. Firstar will reimburse the director or officer for reasonable expenses as incurred, so long as the director or officer provides a written certificate affirming his or her good faith belief that he or she has not engaged in any conduct constituting a breach of duty, and that he or she will repay Firstar if ultimately not entitled to indemnification.

      The directors and officers of Firstar may be covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling Firstar pursuant to the foregoing provisions, Firstar has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

      This item is inapplicable.

Item 8.  Exhibits

      The Mercantile Bancorporation Inc. Horizon Investment and Savings Plan (including any amendments thereto) has been, or will be, submitted to the Internal Revenue Service (the "IRS") in a timely manner and the Registrant undertakes to make all changes required by the IRS to qualify such plan under
Section 401 of the Internal Revenue Code.

      This Registration Statement includes the following Exhibits:

Exhibit
Number        Description of Exhibits

2.1 Agreement and Plan of Merger, dated as of April 30, 1999, as amended as of June 17, 1999, by and between Mercantile Bancorporation Inc., a Missouri corporation, and Firstar Corporation, a Wisconsin corporation (incorporated by reference to Appendix A and Appendix A-1 of Firstar's Registration Statement on Form S-4 (Registration No. 333-81193) previously filed on June 21,
              1999)

5.1 Opinion of Emily Canedo, Esq. as to legality of securities being issued

23.1          Consent of PricewaterhouseCoopers LLP

23.2          Consent of KPMG LLP

23.3          Consent of Emily Canedo, Esq. (included in Exhibit 5.1 hereof)

24.1          Powers of Attorney*

99.1 Mercantile Bancorporation Inc. 1982 Stock Option Plan, as amended (incorporated by reference to Exhibit 10-2 to Mercantile's Annual Report on Form 10-K for the year ended December 31, 1989 (Commission File No. 1-11792))

99.2 Mercantile Bancorporation Inc. 1987 Stock Option Plan, as amended (incorporated by reference to Exhibit 10-3 to Mercantile's Annual Report on

              Form 10-K for the year ended  December  31, 1989
              (Commission File No. 1-11792))

99.3 Mercantile Bancorporation Inc. 1991 Employee Incentive Plan (incorporated by reference to Exhibit 10-7 to Mercantile's Annual Report on Form 10-K for the year ended December 31, 1990 (Commission File No. 1-11792))

99.4          Amendment  Number One to the Mercantile  Bancorporation  Inc.
              1991 Employee Incentive Plan (incorporated by reference to Exhibit 10-6 to Mercantile's Annual Report on Form 10-K for the year ended December 31, 1994 (Commission File No. 1-11792))

99.5          Mercantile  Bancorporation  Inc.  Amended and Restated Stock
              Incentive   Plan   (incorporated   by  reference  to  Annex  G  to
              Mercantile's definitive Proxy Statement for the 1997 Annual Meeting of Shareholders (Commission File No. 1-11792))

99.6 Mercantile Bancorporation Inc. Amended and Restated Executive Incentive Compensation Plan (incorporated by reference to Annex H to Mercantile's definitive Proxy Statement for the 1997 Annual Meeting of Shareholders (Commission File No. 1-11792))

99.7 Mercantile Bancorporation Inc. Amended and Restated Voluntary Deferred Compensation Plan (incorporated by reference to Exhibit
              10.1 to Mercantile's Registration Statement on Form S-8 (File No. 333-47713))

99.8          Mercantile  Bancorporation  Inc.  Amended and Restated Stock
              Incentive   Plan   for   Non-Employee    Directors,   as   amended
              (incorporated   by  reference  to  Exhibit  10.2  to  Mercantile's
              Registration Statement on Form S-8 (File No. 333-47713))

99.9          Mercantile    Bancorporation    Inc.   Voluntary   Deferred
              Compensation Plan for Non-Employee Affiliate and Advisory Directors (incorporated by reference to Exhibit 10.3 to Mercantile's Registration Statement on Form S-8 (File No. 333-47713))

99.10         Mercantile  Bancorporation  Inc. Savings and Incentive Plan
              (as amended and restated, the "Mercantile Bancorporation Inc. Horizon Investment and Savings Plan, as amended") (incorporated by reference to Exhibit 28 to Mercantile's Registration Statement on Form S-8 (File No. 33-35139))

99.11 Mercantile Bancorporation Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10-7 to Mercantile's Annual Report on Form 10-K for the year ended December 31, 1989 (Commission File No. 1-11792))
-------------------------------
* Previously filed.

Item 9.  Undertakings

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Firstar certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 7th day of October, 1999.


                                      FIRSTAR CORPORATION



                                       By: /s/ Jerry A. Grundhofer
                                           Jerry A. Grundhofer
                                           President and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 7, 1999.

Signature                                      Title

      /s/ Jerry A. Grundhofer    President and Chief Executive Officer
-------------------------------  (Principal Executive Officer)
      Jerry A. Grundhofer

      /s/ David M. Moffett       Vice Chairman and Chief Financial Officer
-------------------------------  (Principal Financial Officer)
       David M. Moffett

      /s/ James D. Hogan         Senior Vice President and Controller
-------------------------------  (Principal Accounting Officer)
       James D. Hogan

      Pursuant to the requirements of the Securities Act, this Post- Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 7, 1999.


                          Signature                             Title
                              *                                 Director
--------------------------------------------------------------
                     Victoria B. Buyniski
                              *                                 Director
--------------------------------------------------------------
                     John C. Dannemiller
                              *                                 Director
--------------------------------------------------------------
                       David B. Garvin
                              *                                 Director
--------------------------------------------------------------
                      J. P. Hayden, Jr.
                              *                                 Director
--------------------------------------------------------------
                        Joe F. Hladky
                              *                                 Director
--------------------------------------------------------------
                        Roger L. Howe
                                                                Director
--------------------------------------------------------------
                      Thomas H. Jacobsen
                              *                                 Director
--------------------------------------------------------------
                       Sheldon B. Lubar
                                                                Director
--------------------------------------------------------------
                       Frank Lyon, Jr.
                              *                                 Director
--------------------------------------------------------------
                   Daniel F. McKeithan, Jr.
                              *                                 Director
--------------------------------------------------------------
                       David B. O'Maley
                              *                                 Director
--------------------------------------------------------------
                    O'dell M. Owens, M.D.

                              *                                 Director
--------------------------------------------------------------
                       Thomas E. Petry
                                                                Director
--------------------------------------------------------------
                       Craig D. Schnuck
                                                                Director
--------------------------------------------------------------
                      Patrick T. Stokes
                              *                                 Director
--------------------------------------------------------------
                     John J. Stollenwerk
                              *                                 Director
--------------------------------------------------------------
                       William W. Wirtz



---------------
*  The  undersigned,   by  signing  his  name  hereto,  does  hereby  sign  this
Post-Effective Amendment No. 1 to the Registration Statement on behalf of each of the directors named above pursuant to a power of attorney duly executed by such persons.
                                   /s/ Jerry A. Grundhofer
                                   ---------------------------------
                                   Jerry A. Grundhofer
                                   Attorney-in-Fact